UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 19, 2002


                               RHOMBIC CORPORATION
             (Exact name of registrant as specified in its charter)


        Nevada                        0-28375                   86-0824125
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)               File Number)          Identification Number)


   1475 S. Bascom Ave, Campbell, CA                               95003
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number including area code: (408) 371-2301
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 11, 2002, the board of directors of the Registrant approved the issuance of 22,000,000 restricted shares of its common stock for the acquisition of all of the issued and outstanding shares of Financial Software, Inc. (FSI). The transaction was closed on November 19, 2002. The value of the consideration in the exchange was determined at arms length by FSI and the registrant.

FSI is a New Jersey based developer of software for financial service companies as well as design implementation and hosting of websites geared toward financial industry issues. These websites are currently generating revenue.

As a result of this transaction, FSI has become and shall continue to operate as a wholly-owned subsidiary of the Registrant.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

Audited financial statements of FSI through April 30, 2002 and unaudited statements for the six months ended October 31, 2002 and the unaudited consolidated pro forma statements of the combined Registrant will be filed by amendment to this filing.

EXHIBITS

10.1 Stock Purchase Agreement

ITEM 9: REGULATION FD DISCLOSURES

The company filed today a press release with the required disclosures.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2002

                              RHOMBIC CORPORATION



By /s/ John Hartman
  -----------------------
John Hartman C.E.O.


By /s/ Albert Golusin
  -----------------------
Albert Golusin, C.F.O.

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